Exhibit 99.1

	RE:	Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles, Inc. (310) 277-4711

FOR IMMEDIATE RELEASE

JULY 23, 2009

HEADWATERS INCORPORATED ENTERS INTO EXCHANGE

AGREEMENT WITH A HOLDER OF ITS CONVERTIBLE

SENIOR SUBORDINATED NOTES

SOUTH JORDAN, UTAH, July 23, 2009 (NYSE: HW) – HEADWATERS INCORPORATED, a diversified growth company dedicated to improving sustainability by transforming underutilized resources into valuable products, today announced it has entered into a privately-negotiated exchange agreement with an existing holder of its 16% Convertible Senior Subordinated Notes due 2016.

Under the agreement, an existing holder of Headwaters’ 16% Convertible Senior Subordinated Notes due 2016 agreed to exchange $15.0 million in aggregate principal amount of the Notes, and $350,000 of accrued interest, for 3.5 million shares of Headwaters common stock. The exchange was effected at a 32% discount from the par value of the convertible debt, resulting in an exchange value for Headwaters stock of $4.36 per share. The actual price per share used for the exchange was the volume weighted average price (“VWAP”) on July 20th, or $3.14 per share, less a 5% discount. The parties plan to close the exchange July 24, 2009.

Headwaters’ total indebtedness will be reduced by $15.0 million and annual interest payments will be reduced by $2.4 million. Headwaters believes the transaction should be accretive to 2010 earnings per share. Following the exchange, $48.3 million aggregate principal amount of the 16% Notes will remain outstanding. Generally accepted accounting principles require that a non-cash expense estimated to be approximately $8.9 million be recorded in connection with the exchange. This expense will have no impact on cash and is added back to net income in computing EBITDA.

This $15.0 million exchange of debt is part of Headwaters’ goal to reduce its convertible indebtedness by up to $40.0 million by exchanges or otherwise.

“This exchange is an important step in our ongoing efforts to strengthen our balance sheet,” said Steven G. Stewart, Headwaters Chief Financial Officer. “The $2.4 million reduction in interest expense will improve our 2010 free cash flow.”

The issuance of shares of common stock in the exchange transaction is exempt from registration under the Securities Act of 1933 pursuant to the provisions of Section 3(a)(9) thereof. The shares of common stock issued in the exchange transaction will be unrestricted.

This press release is neither an offer to sell nor a solicitation of an offer to buy securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Headwaters Incorporated

Headwaters Incorporated’s vision is to improve sustainability by transforming underutilized resources into valuable products. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its energy, coal combustion products, and building products businesses, the Company earns a revenue stream that helps to provide the capital to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the production and marketing of hydrogen peroxide, the licensing of resid hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, hydrogen peroxide, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2008, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

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